Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Artivion	Gilmartin Group LLC
Lance A. Berry	Brian Johnston / Laine Morgan
Executive Vice President,	Phone: 332-895-3222
Chief Operating Officer &	investors@artivion.com
Chief Financial Officer
Phone: 770-419-3355

Artivion Reports Fourth Quarter and Full Year 2025 Financial Results

Fourth Quarter Highlights:

•GAAP revenue was $116.0 million in the fourth quarter of 2025 versus $97.3 million in the fourth quarter of 2024. For the full year, GAAP revenue was $441.3 million versus $388.5 million for the full year of 2024. GAAP net income was $2.4 million, or $0.05 per fully diluted share, in the fourth quarter of 2025, versus a net loss of $(16.5) million, or $(0.39) per fully diluted share in the fourth quarter of 2024. For the full year 2025, GAAP net income was $9.8 million, versus a net loss of $(13.4) million for the full year 2024.
•Adjusted revenue1 was $118.3 million in the fourth quarter of 2025, an increase of 18% on an adjusted constant currency basis compared to the fourth quarter of 2024.
•Adjusted revenue1 was $443.6 million for the full year 2025, an increase of 13% on an adjusted constant currency basis compared to the full year of 2024.
•Non-GAAP net income was $8.6 million, or $0.17 per fully diluted share in the fourth quarter of 2025. For the full year, non-GAAP net income was $29.7 million.
•Adjusted EBITDA increased 29% to $22.7 million in the fourth quarter of 2025 compared to $17.6 million in the fourth quarter of 2024. For the full year adjusted EBITDA increased 26% to $89.6 million.
•Positive new clinical data from Endospan’s NEXUS TRIOMPHE IDE trial presented at the STS Annual Meeting demonstrate high patient survival with low morbidity.
•Filed the fourth and final module of the pre-market approval application (PMA) to the FDA for the AMDS Hybrid Prothesis.

1 Adjusted revenue excludes a $2.3 million reserve for estimated payback to the Italian government for fiscal years 2019 through 2025 as a result of legislation adopted in Italy that would require medical device manufacturers to repay previously paid amounts to the extent that such expenditures ostensibly exceed annual regional maximum ceilings. In fiscal 2025, the Company recorded a liability of $2.3 million as a reduction to revenue as an estimate of the amount that the Company may be required to repay for certain years after 2018. See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

ATLANTA, GA – (February 12, 2026) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced financial results for the fourth quarter and year ended December 31, 2025.

“We are very pleased with our strong performance for the full year 2025 as we drove 13% adjusted constant currency revenue growth and 26% adjusted EBITDA growth, while making substantial progress in advancing our Aortic focused product development pipeline. Our success continued through the fourth quarter, during which revenue growth was driven by year-over-year growth in stent grafts of 44%, On-X of 25%, and preservation services of 6%, all compared to the fourth quarter of 2024. On an adjusted constant currency basis, fourth quarter year-over-year stent grafts, On-X, and preservation services, grew 36%, 24%, and 6% respectively,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin continued, “We were also pleased to see Endospan present positive new clinical data for its NEXUS TRIOMPHE IDE trial at the Society of Thoracic Surgery Annual Meeting. These results highlighted 94% patient survival from lesion-related death with 91% of patients remaining free from disabling stroke at 1-year post treatment in this high-risk patient group. Also at STS, we saw positive new 2-year data from the AMDS PERSEVERE IDE trial, which further demonstrate persistent clinical benefits of our novel AMDS technology.”

Mr. Mackin concluded, “Entering 2026, we expect to build on our strong financial performance and continued clinical and operational achievements, reinforcing our confidence in our ability to deliver sustained double-digit constant currency revenue growth and adjusted EBITDA growth at twice the pace of constant currency revenue growth over the long-term.”

Fourth Quarter 2025 Financial Results
Total revenues for the fourth quarter of 2025 were $116.0 million compared to $97.3 million in the fourth quarter of 2024. Adjusted revenues1 for the fourth quarter of 2025 were $118.3 million, an increase of 18% on an adjusted constant currency basis.

Net income for the fourth quarter of 2025 was $2.4 million, or $0.05 per fully diluted common share, compared to net loss of $(16.5) million, or $(0.39) per fully diluted common share for the fourth quarter of 2024. Non-GAAP net income for the fourth quarter of 2025 was $8.6 million, or $0.17 per fully diluted common share, compared to non-GAAP net income of $0.2 million, or $0.00 per fully diluted common share for the fourth quarter of 2024. Non-GAAP net income for the fourth quarter of 2025 includes pretax losses related to foreign currency revaluation of less than $0.1 million.

Full Year 2025 Financial Results
Total revenues for 2025 were $441.3 million compared to $388.5 million for the full year of 2024. Adjusted revenues1 for the full year of 2025 were $443.6 million, an increase of 13% on an adjusted constant currency basis.

Net income for 2025 was $9.8 million, or $0.21 per fully diluted common share, compared to net loss of $(13.4) million, or $(0.32) per fully diluted common share for the full year of 2024. Non-GAAP net income for the full year of 2025 was $29.7 million, or $0.63 per fully diluted common share, compared to non-GAAP net income of $10.8 million, or $0.25 per fully diluted common share for the full year of 2024. Non-GAAP net income for the full year of 2025 includes pretax gains related to foreign currency revaluation of $7.2 million.

2026 Financial Outlooks
Artivion expects revenues for the full year 2026 to be in the range of $486 to $504 million, representing growth of 10% to 14% on an adjusted constant currency basis compared to 2025 adjusted revenues1. This guidance contemplates currency to be approximately neutral for the full year.

Additionally, Artivion expects adjusted EBITDA growth of between 18% and 22% for the full year 2026 compared to 2025, resulting in an expected range of $105 to $110 million for 2026.

The Company’s financial performance for 2026 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP adjusted revenue, non-GAAP net income, EBITDA, adjusted EBITDA, non-GAAP general, administrative, and marketing expenses, and free cash flows. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company’s non-GAAP adjusted revenues reflect an adjustment to GAAP revenue for the impact of certain estimated Italian payback obligations recorded in the fourth quarter of 2025 for fiscal years 2019 through 2025. The Company’s non-GAAP adjusted constant currency growth rates compare current year revenues to prior period revenues adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income, EBITDA, adjusted EBITDA, general, administrative, and marketing, and free cash flows results primarily exclude (as applicable) the impact of certain estimated Italian payback reserves recorded in the fourth quarter of 2025 for fiscal years 2019 through 2025, depreciation and amortization expense, interest income and expense, non-cash compensation expense, loss or gain on foreign currency revaluation, income tax expense or benefit, expense/(income) for business development, integration, and severance, losses on inducement/extinguishment of debt, non-cash interest expense, capital expenditures, and other non-recurring items.

The Company generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the Company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions, the operating expense structure of the Company’s existing and acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines, and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and non-cash compensation expense. Company management believes adjusted revenue is a useful metric as it eliminates the impact of the estimated Italian payback obligations recorded in the fourth quarter of 2025 for fiscal years 2019 through 2025 and allows a more direct comparison of our business performance between periods. The Company believes it is useful to exclude this revenue impact and certain expenses from non-GAAP financial measures because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.

The Company’s adjusted EBITDA expectations for fiscal 2026 exclude potential charges or gains that may be recorded during the fiscal year, relating to, among other things, non-cash compensation; expense/(income) for business development, integration, and severance; losses on inducement/extinguishment of debt; and foreign currency revaluations. The Company does not attempt to provide reconciliations of forward-looking adjusted EBITDA to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of the Company’s financial performance.

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast on February 12, 2026, at 4:30 p.m. ET to discuss the results, followed by a question-and-answer session. To participate in the conference call dial 201-689-8261 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13758212.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc., is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.Artivion.com.

Forward-Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include, but are not limited to, our beliefs and expectations about our revenue, year-over-year growth and growth drivers, earnings, currency impacts, and other financial measures and related information; our anticipated capital needs and capital structure; our beliefs about our competitive advantages and market opportunities; the expected impact on our business of the dynamic trade policy and tariff environment; our expected product mix and business strategy; anticipated quarterly fluctuations in our business; the benefits of receiving IDE approval to initiate our Arcevo LSA pivotal trial; the expected clinical benefits of our AMDS technology as a result of data from our AMDS PERSEVERE and PROTECT trials; our ability to scale our business and expand adjusted EBITDA margins; that our revenues for the full year 2026 will be in the range of $486 to $504 million, representing revenue growth of between 10% to 14% compared to 2025 on an adjusted constant currency basis; that we expect non-GAAP adjusted EBITDA to increase between 18% and 22% for the full year 2026 compared to 2025, resulting in non-GAAP adjusted EBITDA in the range of $105 to $110 million in 2025; and our belief that we will be able to grow adjusted EBITDA at twice the rate of constant currency revenue growth. These forward-looking statements are subject to a number of risks, uncertainties, estimates and assumptions that may cause actual results to differ materially from current expectations, including, but not limited to, the unpredictability of the timing and outcome of regulatory decisions and other regulatory developments; risks relating to our international operations; the benefits anticipated from our 2024 credit facility and the 2025 amendments thereto, the Ascyrus Medical LLC transaction and Endospan agreements, and our operational improvements in our tissue and stent graft business may not be achieved at all or at the levels we anticipate or had originally anticipated; the benefits anticipated from our clinical trials and regulatory approvals may not be achieved or achieved on our anticipated timelines; and the benefits anticipated from our expansion into APAC and LATAM may not be achieved or achieved on our anticipated timelines. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2025. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
In Thousands, Except Per Share Data

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenues:
Products	$91,918	$74,662	$345,825	$290,230
Preservation services	24,074	22,646	95,505	98,307
Total revenues	115,992	97,308	441,330	388,537

Cost of products and preservation services:
Products	31,392	26,678	112,781	99,385
Preservation services	11,457	9,128	44,322	40,371
Total cost of products and preservation services	42,849	35,806	157,103	139,756

Gross margin	73,143	61,502	284,227	248,781

Operating expenses:
General, administrative, and marketing	56,841	51,429	226,491	181,455
Research and development	9,122	7,404	30,991	28,452
Total operating expenses	65,963	58,833	257,482	209,907
Gain from sale of non-financial assets	(3,500)	—	(7,000)	—
Operating income	10,680	2,669	33,745	38,874

Interest expense	5,530	9,742	26,582	34,277
Interest income	(311)	(374)	(763)	(1,467)
Losses on inducement/extinguishment of debt	—	—	2,664	3,669
Other (income) expense, net	(1,076)	9,903	(9,518)	9,909

Income (loss) before income taxes	6,537	(16,602)	14,780	(7,514)
Income tax expense (benefit)	4,111	(119)	5,012	5,845

Net income (loss)	$2,426	$(16,483)	$9,768	$(13,359)

Income (loss) per share:
Basic	$0.05	(0.39)	$0.22	$(0.32)
Diluted	$0.05	$(0.39)	$0.21	$(0.32)

Weighted-average common shares outstanding:
Basic	47,560	41,882	45,335	41,676
Diluted	49,601	41,882	47,162	41,676

Net income (loss)	$2,426	$(16,483)	$9,768	$(13,359)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	(432)	(15,399)	22,208	(12,917)
Comprehensive income (loss)	$1,994	$(31,882)	$31,976	$(26,276)

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands

	December 31,
	2025	2024
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$64,908	$53,463
Trade receivables, net	89,758	79,462
Other receivables	13,921	6,431
Inventories	92,427	79,766
Deferred preservation costs	54,531	51,701
Prepaid expenses and other	42,537	19,257

Total current assets	358,082	290,080

Goodwill	254,091	240,958
Acquired technology, net	123,664	128,051
Operating lease right-of-use assets, net	34,701	39,726
Property and equipment, net	64,988	36,403
Other intangibles, net	32,831	28,332
Deferred tax assets, net	1,201	1,068
Other long-term assets	15,238	24,483

Total assets	$884,796	$789,101

Artivion, Inc. and Subsidiaries
Consolidated Balance Sheets
In Thousands, Except Par Value

	December 31,
	2025	2024
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,042	$17,971
Accrued compensation	22,484	18,342
Accrued expenses	16,447	11,834
Accrued interest	4,815	8,170
Taxes payable	7,489	2,934
Accrued procurement fees	3,436	1,704
Current portion of contingent consideration	20,690	—
Current maturities of operating leases	4,649	4,489
Current portion of finance lease obligations	726	601
Current portion of long-term debt, net	—	195
Other current liabilities	4,778	583

Total current liabilities	101,556	66,823

Long-term debt, net	215,114	314,152
Non-current contingent consideration	39,890	52,880
Non-current maturities of operating leases	34,427	39,988
Deferred tax liabilities, net	24,308	20,183
Deferred compensation liability	9,464	7,977
Non-current finance lease obligations	2,698	2,833
Other long-term liabilities	9,107	8,065

Total liabilities	436,564	512,901

Commitments and contingencies

Stockholders’ equity:

Preferred stock $0.01 par value per share, 5,000 shares authorized, no shares issued	—	—
Common stock $0.01 par value per share, 75,000 shares authorized, 49,330 and 43,432 shares issued as of December 31, 2025 and 2024, respectively	493	434
Additional paid-in capital	516,604	376,607
Retained deficit	(51,498)	(61,266)
Accumulated other comprehensive loss	(2,719)	(24,927)
Treasury stock at cost, 1,487 shares as of December 31, 2025 and 2024	(14,648)	(14,648)

Total stockholders’ equity	448,232	276,200

Total liabilities and stockholders’ equity	$884,796	$789,101

Artivion, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
In Thousands

	Year Ended December 31,
	2025	2024
	(Unaudited)
Net cash flows from operating activities:
Net income (loss)	$9,768	$(13,359)

Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	22,458	24,205
Non-cash compensation	24,385	14,242
Non-cash lease expense	5,170	4,915
Write-down of inventories and deferred preservation costs	4,900	4,434
Non-cash interest expense	1,705	3,866
Deferred income taxes	37	(1,511)
Change in fair value of contingent consideration	7,700	(11,010)
Endospan fair value adjustments	(2,337)	4,329
Losses on inducement/extinguishment of debt	2,664	3,669
Gain on sale of non-financial assets	(7,000)	—
Other	(7,409)	5,699

Changes in operating assets and liabilities:
Receivables	(7,269)	(15,395)
Inventories and deferred preservation costs	(15,277)	(6,137)
Prepaid expenses and other assets	(1,798)	(5,209)
Accounts payable, accrued expenses, and other liabilities	2,183	9,498
Net cash flows provided by operating activities	39,880	22,236

Net cash flows from investing activities:
Capital expenditures	(39,041)	(11,188)
Payments under Endospan agreements	(8,000)	(17,000)
Proceeds from sale of non-financial assets, net	5,000	—
Net cash flows used in investing activities	(42,041)	(28,188)

Net cash flows from financing activities:
Proceeds from issuance of long-term debt	—	184,000
Proceeds from revolving credit facility	—	28,500
Repayment of debt	(210)	(211,831)
Proceeds from exercise of stock options and issuance of common stock	13,074	5,728
Payment of debt issuance costs	(1,750)	(2,544)
Proceeds from financing insurance premiums	3,117	—
Principal payments on short-term notes payable	(2,250)	(1,027)
Other	(699)	(623)
Net cash flows provided by financing activities	11,282	2,203

Effect of exchange rate changes on cash and cash equivalents	2,324	(1,728)
Increase (decrease) in cash and cash equivalents	11,445	(5,477)

Cash and cash equivalents, beginning of year	53,463	58,940
Cash and cash equivalents, end of year	$64,908	$53,463

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Products:
Aortic stent grafts	$43,343	$30,145	$159,371	$123,081
On-X	27,797	22,178	101,740	83,982
Surgical sealants	20,315	19,935	76,602	73,898
Other (1)	463	2,404	8,112	9,269
Total products	91,918	74,662	345,825	290,230

Preservation services	24,074	22,646	95,505	98,307
Total revenues	$115,992	$97,308	$441,330	$388,537

North America	58,065	49,261	221,742	197,940
Europe, the Middle East, and Africa	39,386	33,362	151,368	131,518
Asia Pacific	12,668	9,574	44,250	37,202
Latin America	5,873	5,111	23,970	21,877
Total revenues	$115,992	$97,308	$441,330	$388,537
(1) 2025 Other revenue includes reduction in revenue from Italian government payback reserves of $2.3 million.

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues
$ In Thousands
(Unaudited)

	Revenues for the Three Months Ended December 31,						Percent Change From Prior Year
	2025			2024
	US GAAP	Italian Payback Measure (2)	Adjusted Revenue	US GAAP	Exchange Rate Effect	Constant Currency	Adjusted Constant Currency
Products:
Aortic stent grafts	$43,343	$—	$43,343	$30,145	$1,842	$31,987	36%
On-X	27,797	—	27,797	22,178	296	22,474	24%
Surgical sealants	20,315	—	20,315	19,935	399	20,334	—%
Other	463	2,313	2,776	2,404	5	2,409	15%
Total products	91,918	2,313	94,231	74,662	2,542	77,204	22%

Preservation services	24,074	—	24,074	22,646	(10)	22,636	6%
Total	$115,992	$2,313	$118,305	$97,308	$2,532	$99,840	18%

North America	58,065	—	58,065	49,261	(19)	49,242	18%
Europe, the Middle East, and Africa	39,386	2,313	41,699	33,362	2,291	35,653	17%
Asia Pacific	12,668	—	12,668	9,574	—	9,574	32%
Latin America	5,873	—	5,873	5,111	260	5,371	9%
Total	$115,992	$2,313	$118,305	$97,308	$2,532	$99,840	18%
(2) Reduction in revenue from Italian government payback reserves.

	Revenues for the Year Ended December 31,						Percent Change From Prior Year
	2025			2024
	US GAAP	Italian Payback Measure (2)	Adjusted Revenue	US GAAP	Exchange Rate Effect	Constant Currency	Adjusted Constant Currency
Products:
Aortic stent grafts	$159,371	$—	$159,371	$123,081	$2,701	$125,782	27%
On-X	101,740	—	101,740	83,982	328	84,310	21%
Surgical sealants	76,602	—	76,602	73,898	462	74,360	3%
Other	8,112	2,313	10,425	9,269	12	9,281	12%
Total products	345,825	2,313	348,138	290,230	3,503	293,733	19%

Preservation services	95,505	—	95,505	98,307	(96)	98,211	(3)%
Total	$441,330	$2,313	$443,643	$388,537	$3,407	$391,944	13%

North America	221,742	—	221,742	197,940	(216)	197,724	12%
Europe, the Middle East, and Africa	151,368	2,313	153,681	131,518	4,221	135,739	13%
Asia Pacific	44,250	—	44,250	37,202	—	37,202	19%
Latin America	23,970	—	23,970	21,877	(598)	21,279	13%
Total	$441,330	$2,313	$443,643	$388,537	$3,407	$391,944	13%
(2) Reduction in revenue from Italian government payback reserves.

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
General, Administrative, and Marketing Expense, EBITDA, Adjusted EBITDA, and Free Cash Flows
In Thousands
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$56,841	$51,429	$226,491	$181,455
Business development, integration, and severance	6,260	1,297	9,478	(10,626)
Cybersecurity incident, net of recoveries	(2,880)	2,602	3,541	2,602
Adjusted G&A, non-GAAP	$53,461	$47,530	$213,472	$189,479

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of net income (loss), GAAP and EBITDA, non-GAAP to adjusted EBITDA, non-GAAP:
Net income (loss), GAAP	$2,426	$(16,483)	$9,768	$(13,359)
Adjustments:
Interest expense	5,530	9,742	26,582	34,277
Interest income	(311)	(374)	(763)	(1,467)
Income tax expense (benefit)	4,111	(119)	5,012	5,845
Depreciation and amortization	5,757	6,295	22,458	24,205
EBITDA, non-GAAP	17,513	(939)	63,057	49,501

Non-cash compensation	4,083	2,743	24,385	14,242
Business development, integration, and severance	5,151	5,821	7,141	(6,102)
Cybersecurity incident, net of recoveries	(2,880)	4,583	4,277	4,583
Losses on inducement/extinguishment of debt	—	—	2,664	3,669
Loss (gain) on foreign currency revaluation	42	5,398	(7,236)	5,369
Gain from sale of non-financial assets	(3,500)	—	(7,000)	—
Italian payback measure	2,313	—	2,313	—

Adjusted EBITDA, non-GAAP	$22,722	$17,606	$89,601	$71,262

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of cash flows from operating activities, GAAP to free cash flows, non-GAAP:
Net cash flows provided by operating activities	$19,560	$10,139	$39,880	$22,236
Capital expenditures	(27,507)	(1,425)	(39,041)	(11,188)
Free cash flows, non-GAAP	$(7,947)	$8,714	$839	$11,048

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net Income and Diluted Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP:
Income (loss) before income taxes	$6,537	$(16,602)	$14,780	$(7,514)
Income tax expense (benefit)	4,111	(119)	5,012	5,845
Net income (loss)	$2,426	$(16,483)	$9,768	$(13,359)

Diluted income (loss) per common share	$0.05	$(0.39)	$0.21	$(0.32)

Diluted weighted-average common shares outstanding	49,601	41,882	47,162	41,676

Reconciliation of income (loss) before income taxes, GAAP to adjusted income, non-GAAP
Income (loss) before income taxes, GAAP:	$6,537	$(16,602)	$14,780	$(7,514)
Adjustments:
Amortization expense	3,484	4,205	13,775	15,855
Business development, integration, and severance	5,151	5,821	7,141	(6,102)
Non-cash interest expense	326	2,256	1,705	3,866
Cybersecurity incident, net of recoveries	(2,880)	4,583	4,277	4,583
Losses on inducement/extinguishment of debt	—	—	2,664	3,669
Gain from sale of non-financial assets	(3,500)	—	(7,000)	—
Italian payback measure	2,313	—	2,313	—
Adjusted income before income taxes, non-GAAP	11,431	263	39,655	14,357

Income tax expense calculated at a tax rate of 25%	2,858	66	9,914	3,589
Adjusted net income, non-GAAP	$8,573	$197	$29,741	$10,768

Reconciliation of diluted income (loss) per common share, GAAP to adjusted diluted income per common share, non-GAAP:
Diluted income (loss) per common share, GAAP:	$0.05	$(0.39)	$0.21	$(0.32)
Adjustments:
Amortization expense	0.07	0.10	0.29	0.37
Business development, integration, and severance	0.11	0.14	0.15	(0.14)
Non-cash interest expense	0.01	0.05	0.04	0.09
Cybersecurity incident, net of recoveries	(0.06)	0.11	0.09	0.11
Losses on inducement/extinguishment of debt	—	—	0.06	0.09
Gain from sale of non-financial assets	(0.08)	—	(0.15)	—
Italian payback measure	0.05	—	0.05	—
Tax effect of non-GAAP adjustments	(0.02)	(0.10)	(0.13)	(0.13)
Effect of 25% tax rate	0.04	0.09	0.02	0.18
Adjusted diluted income per common share, non-GAAP	$0.17	$—	$0.63	$0.25

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	49,601	41,882	47,162	41,676
Adjustments:
Effect of dilutive stock options and awards	—	1,319	—	1,077
Diluted weighted-average common shares outstanding, non-GAAP	49,601	43,201	47,162	42,753